EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Donald R. Sinclair, President and Chief Executive Officer of Western Gas Holdings, LLC, the general partner of Western Gas Partners, LP (the “Partnership”) and Benjamin M. Fink, Senior Vice President, Chief Financial Officer and Treasurer of Western Gas Holdings, LLC, certify that:

(1)

the annual report on Form 10-K of the Partnership for the period ending December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

February 28, 2012

/s/ Donald R. Sinclair
Donald R. Sinclair
President and Chief Executive Officer
Western Gas Holdings, LLC
(as general partner of Western Gas Partners, LP)

February 28, 2012

/s/ Benjamin M. Fink
Benjamin M. Fink
Senior Vice President, Chief Financial Officer and Treasurer
Western Gas Holdings, LLC
(as general partner of Western Gas Partners, LP)